Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Mutual Funds:

In planning and performing our audits of the financial statements of each of the funds constituting Nationwide Mutual Funds as listed in
Appendix A (hereafter referred to as the "Funds") as of and for the period ended October 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

Management of the Funds is responsible for establishing and
maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).  However, we noted no deficiencies in the Funds'
internal control over financial reporting and its operation, including controls over safeguarding securities, which we consider to be material weaknesses as defined above as of October 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Mutual Funds and
the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2016

Appendix A

1.
Nationwide Portfolio Completion Fund

2.
Nationwide Bond Fund

3.
Nationwide Bond Index Fund

4.
Nationwide Core Plus Bond Fund

5.
Nationwide Fund

6.
Nationwide Global Equity Fund

7.
Nationwide Government Bond Fund

8.
Nationwide Growth Fund

9.
Nationwide High Yield Bond

10.
Nationwide Investor Destinations Aggressive Fund

11.
Nationwide Investor Destinations Conservative Fund

12.
Nationwide Investor Destinations Moderate Fund

13.
Nationwide Investor Destinations Moderately Aggressive Fund

14.
Nationwide Investor Destinations Moderately Conservative Fund

15.
Nationwide Inflation-Protected Securities Fund

16.
Nationwide International Index Fund

17.
Nationwide Mid Cap Market Index

18.
Nationwide Government Money Market Fund

19.
Nationwide S&P 500 Index Fund

20.
Nationwide Small Cap Index Fund

21.
Nationwide Small Company Growth Fund

22.
Nationwide Destination 2010 Fund

23.
Nationwide Destination 2015 Fund

24.
Nationwide Destination 2020 Fund

25.
Nationwide Destination 2025 Fund

26.
Nationwide Destination 2030 Fund

27.
Nationwide Destination 2035 Fund

28.
Nationwide Destination 2040 Fund

29.
Nationwide Destination 2045 Fund

30.
Nationwide Destination 2050 Fund

31.
Nationwide Destination 2055 Fund

32.
Nationwide Destination 2060 Fund

33.
Nationwide U.S Small Cap Value Fund

34.
Nationwide Bailard Cognitive Value Fund

35.
Nationwide Bailard Emerging Markets Equity Fund

36.
Nationwide Bailard International Equities Fund

37.
Nationwide Bailard Technology & Science Fund

38.
Nationwide Geneva Mid Cap Growth Fund

39.
Nationwide Geneva Small Cap Growth Fund

40.
Nationwide HighMark Bond Fund

41.
Nationwide HighMark California Intermediate Tax Free Bond Fund

42.
Nationwide HighMark Large Cap Core Equity Fund

43.
Nationwide HighMark National Intermediate Tax Free Bond Fund

44.
Nationwide HighMark Short Term Bond Fund

45.
Nationwide HighMark Small Cap Core Fund

46.
Nationwide Ziegler Equity Income Fund

47.
Nationwide Ziegler NYSE Arca Tech 100 Index Fund

48.
Nationwide Ziegler Wisconsin Tax Exempt Fund

49.
Nationwide Diverse Managers Fund

50.
Nationwide Amundi Global High Yield Fund

51.
Nationwide Amundi Strategic Income Fund

52.
Nationwide Emerging Markets Debt Fund

53.
Nationwide Amundi World Bond Fund